Exhibit 99.2

AVX DESIGN & INTEGRATION, INC.

FOR THE YEARS ENDED DECEMBER 31, 2018, and 2017

F-1

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of Focus Universal, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of AVX Design & Integration, Inc. (the "Company") as of December 31, 2018 and 2017, the related statements of operations, /stockholders' equity, and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2017

Lakewood, CO

May 28, 2019

F-2

AVX DESIGN & INTEGRATION, INC.

BALANCE SHEETS

AS OF DECEMBER 31, 2018 AND 2017

	December 31,	December 31,
	2018	2017
ASSETS
Current Assets
Cash	$103,193	$241,848
Accounts receivable, net	318,871	63,732
Inventories, net	32,638	35,697
Total Current Assets	454,702	341,277

Property and equipment, net	11,526	15,762

Other assets:
Deposits	5,968	5,968

Total assets:	$472,196	$363,007

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$106,907	$77,175
Customer deposit	–	59,255
Total Current Liabilities	106,907	136,430

Non-current Liabilities
Deferred rent	11,157	10,016
Total Non-Current Liabilities	11,157	10,016

Total Liabilities	118,064	146,446

Stockholders' Equity:
Common stock, no par value, 10,000 shares authorized, 2,000 shares issued and outstanding as of December 31, 2018 and 2017	2,000	2,000
Retained earnings	352,132	214,561
Total stockholders' equity	354,132	216,561

Total Liabilities and Stockholders' Equity	$472,196	$363,007

The accompanying footnotes are an integral part of these combined financial statements

F-3

AVX DESIGN & INTEGRATION, INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017

Revenue	1,788,702	$1,418,524
Total revenue	1,788,702	1,418,524

Cost of Revenue	968,807	974,395

Gross Profit	819,895	444,129

Operation Expenses:
Selling	174,180	199,448
Professional fees	8,843	10,461
General and administrative	295,734	244,365
Total Operating Expenses	478,757	454,274

Income (Loss) from Operations	341,138	(10,145)

Other Income (Expense)
Interest income (expense), net	(1,571)	(2,100)
Total other expense	(1,571)	(2,100)

Income (Loss) before income taxes	339,567	(12,245)

Income tax expense	2,361	3,916

Net Income (Loss)	$337,206	$(16,161)

Weight Average Number of Common Shares Outstanding - Basic and Diluted	2,000	2,000

Net Loss per common share - Basic and diluted	$168.60	$(8.08)

The accompanying footnotes are an integral part of these combined financial statements

F-4

AVX DESIGN & INTEGRATION, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017
Cash flows from operating activities:
Net Income (Loss)	$337,206	$(16,161)
Adjustments to reconcile net income (loss) to net cash used in operating activities:		–
Provision for accounts receivable allowance	40,366	(86,732)
Inventory reserve	–	11,465
Depreciation expense	4,236	14,668
Changes in Operating Assets and Liabilities:
Accounts receivable	(295,505)	280,120
Inventories	3,059	(19,106)
Prepaid expenses	–	3,311
Accounts payable and accrued liabilities	29,732	21,282
Customer deposit	(59,255)	59,255
Deferred rent	1,141	2,849
Net cash flows provided by operating activities	60,980	270,951

Cash flows from investing activities:
Purchase of property and equipment	–	(2,823)
Net cash flows used in investing activities	–	(2,823)

Cash flows from financing activities:
Distribution	(199,635)	(170,169)
Net cash flows used in financing activities	(199,635)	(170,169)

Net Change in Cash	(138,655)	97,959

Cash - Beginning of Period	241,848	143,889

Cash - End of Period	$103,193	$241,848

Supplemental Disclosures for Statement of Cash Flows:
Interest paid	$–	$–
Income tax paid	$2,361	$3,916

 The accompanying footnotes are an integral part of these combined financial statements

F-5

AVX DESIGN & INTEGRATION, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	Common stock		Retained	Total Stockholders’
Description	Shares	Amount	Earnings	Equity
Balance - December 31, 2016	10,000	$2,000	$400,891	$402,891
Net income	–	–	(16,161)	(16,161)
Distribution	–	–	(170,169)	(170,169)
Balance - December 31, 2017	10,000	$2,000	$214,561	$216,561
Net loss	–	–	337,206	337,206
Distribution	–	–	(199,635)	(199,635)
Balance - December 31, 2018	10,000	$2,000	$352,132	$354,132

The accompanying footnotes are an integral part of these combined financial statements

F-6

AVX DESIGN & INTEGRATION, INC.

NOTES TO THE FINANCIAL STATEMENTS

Note 1 – Organization and Operations

AVX Design & Integration, Inc. (the "Company"), was incorporated on June 16, 2000 in the state of California. The Company is an IoT installation and management company specializes high performance, easy to use Audio/Video, Home Theater, Lighting Control, Automation and Integration. Services include full integration of houses, apartment, commercial complex, office with audio, visual and control systems to fully integrate devices in the low voltage field. The Company’s services also include partial equipment upgrade and installation.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Cash

The Company considers all highly liquid investments with a maturity of three months or less to be cash. At times, such investments may be in excess of Federal Deposit Insurance Corporation (FDIC) insurance limit. There were no cash equivalents held by the Company at December 31, 2018 and 2017.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company limits its exposure to credit loss by investing its cash with high credit quality financial institutions.

Fair Value of Financial Instruments

The Company follows paragraph ASC 825-10-50-10 for disclosures about fair value of its financial instruments and paragraph ASC 820- 10-35-37 (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.

To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

•	Level 1: quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

•	Level 2: pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

•	Level 3: Pricing inputs that are generally observable inputs and not corroborated by market data.

F-7

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s financial assets and liabilities, such as cash and cash equivalent, prepaid expenses, accounts payable and accrued expenses, approximate their fair value because of the short maturity of those instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not however practical to determine the fair value of advances from stockholders, if any, due to their related party nature.

Inventory

Inventory is valued at the lower of the inventory’s cost or net realizable value under the first-in-first-out method. Management compares the cost of inventory with its market value and an allowance is made to write down inventory to market value, if lower. Inventory allowances are recorded for obsolete or slow-moving inventory based on assumptions about future demand and marketability of products, the impact of new product introductions and specific identification of items, such as discontinued products. These estimates could vary significantly from actual requirements if future economic conditions, customer inventory levels or competitive conditions differ from expectations. The Company regularly reviews the value of inventory based on historical usage and estimated future usage. As of December 31, 2018 and 2017, inventory reserve amounted to $11,465 and $11,465, respectively.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method. Estimated useful lives range from three to thirty-nine years on all categories of depreciable assets. The cost and accumulated depreciation of assets sold or retired are removed from the respective accounts and any gain or loss is included in earnings. Maintenance and repairs are expensed currently. Major renewals and betterments are capitalized.

Long-term assets of the Company are reviewed when circumstances warrant as to whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

F-8

Revenue Recognition

Effective January 1, 2018, the Company adopted Topic 606, Revenue from Contracts with Customers, using the modified retrospective transition method. The adoption of the new revenue standards as of January 1, 2018 did not change the Company’s revenue recognition as the majority of its revenues continue to be recognized when the customer takes control of its product or when service has been rendered. As the Company did not identify any accounting changes that impacted the amount of reported revenues with respect to its product revenues and services, no adjustment to retained earnings was required upon adoption.

In general, the Company’s performance obligation is to transfer it products to its owner or completion of a portion of the service contract. Revenues from product sales are recognized when the customer obtains control of the products, which occurs at a point in time, typically upon delivery to the customer. Revenue from service are recognized when the recognized portion of agreed upon service is completed.

The Company's revenue mainly generates from sales of product and installation services of the related products. The Company evaluated its contracts and determined that the products sold within those contracts are generally capable of being distinct and accounted for as separate performance obligations. Performance obligation is satisfied when the finished goods product delivered to the customers. The installation services are based on estimated percentage of completion.

Allowance for doubtful accounts

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change. Allowance for doubtful accounts at December 31, 2018 and 2017 amounted to $42,335 and $1,969, respectively.

Commitments and Contingencies

The Company follows ASC 450-20 to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

F-9

Income Tax Provision

Income taxes are accounted for using the asset and liability method. Deferred income taxes are provided for temporary differences in recognizing certain income, expense and credit items for financial reporting purposes and tax reporting purposes. Such deferred income taxes primarily relate to the difference between the tax basis of assets and liabilities and their financial reporting amounts. Deferred tax assets and liabilities are measured by applying enacted statutory tax rates applicable to the future years in which deferred tax assets or liabilities are expected to be settled or realized. There was no material deferred tax asset or liabilities as of December 31, 2018 and 2017.

As of December 31, 2018 and 2017, the Company did not identify any material uncertain tax positions.

Net Income (Loss) Per Common Share

Net income (loss) per common share is computed pursuant to ASC 260-10-45. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period.

 Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

There were no potentially dilutive debt or equity instruments issued and outstanding at any time during the years ended December 31, 2018 and 2017.

Cash Flows Reporting

The Company adopted ASC 230-10-45-24 for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by ASC 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to ASC 830-230-45-1.

Subsequent Events

The Company follows the guidance in ASC 855-10-50 for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued since the last audit of the Company’s financial statements. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

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Note 3 – Accounts Receivable

Accounts receivables balance included services completed and projects billed

	December 31,
	2018	2017
Accounts receivable	$360,956	$65,701
Allowance for doubtful accounts	(42,335)	(1,969)
Net balance	$318,621	$63,732

Bad debt expenses for the years ended December 31, 2018 and 2017 amounted to $44,208 and $2,294, respectively.

Note 4 – Property and Equipment

Property and equipment as of December 31, 2018 and 2017 consists of the following:

	December 31,
	2018	2017
Automobile	$51,328	$51,328
Machinery and Equipment	31,463	31,463
Furniture and Fixture	1,636	1,636
Leasehold Improvement	14,532	14,532
Software	3,990	3,990
Total Cost	102,949	102,949
Accumulated depreciation	(91,423)	(87,187)
Properties and Equipment, net	$11,526	$15,762

Depreciation expense for the year ended December 31, 2018 and 2017 amounted to $4,236 and $14,668, respectively.

Note 5 – Commitments and Contingencies

On July 1st, 2015, the Company entered into a seven years and two months’ lease agreement at Los Angeles for its office and equipment storage. The leased location is approximately 2,591 square feet with approximately 4,250 square feet of land. Future lease commitment is listed as follows.

Years	Amount
2019	$60,372
2020	62,183
2021	64,048
2022	43,655
2023	$–

Total rent expense was $58,930 and $64,420 for the years ended December 31, 2018 and 2017, respectively.

F-11

Note 6 – Income Tax

Federal income taxes have not been provided because the Company has elected, by consent of its stockholder, to be treated as an S Corporation for federal income tax purposes as provided in Section 1362(a) of the Internal Revenue Code.

The Company’s income or loss and credits are passed through to the stockholder and combined with other personal income and deductions to determine taxable income on the individual tax returns.

In accordance with generally accepted accounting principles, the Company accounts for uncertainty in income taxes by recognizing tax positions in the financial statements when it is more-likely-than-not the position will be sustained upon examination by the tax authorities.

As of December 31, 2018 and 2017, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. During the years ended December 31, 2018 and 2017, no interest or penalties were incurred. Under California law, the S corporation is subject to a 1.5 percent tax on its net income. The income tax is calculated under cash basis. Income tax for the years ended December 31, 2018 and 207 amounted to $2,361 and $3,916, respectively.

Note 7 – Stockholders’ Equity

Shares authorized

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is ten-thousand (10,000) shares of common stock.

Common stock

As of December 31, 2018 the Company had 2,000 shares of common stock issued and outstanding. The common stock does not have a par value.

F-12

Results of operations for the year ended December 31, 2018 compared to the year ended December 31, 2017.

Revenue, Cost of Sales and Gross Profit

Our gross revenue for the year ended December 31, 2018 and 2017 was $1,788,702 and $1,418,524, respectively. Revenue for the year ended December 31, 2018 increased $370,178 from 2017. The increase of revenue is due to increased number of projects obtained. There is no seasonal trend for most of the revenue as they are by need of installation and referrals. We expect steady growth of revenue annually as the referrals increases as result of the service we provided. Our cost of revenue for the years ended December 31, 2018 and 2017 was $968,807 and $974,395, respectively, resulting in a gross profit of $819,895 and $444,129 for the years ended December 31, 2018 and 2017, respectively. Cost of goods sold decreased, causing gross profit to increase from 2017 to 2018 due to changes in composition in the services rendered. We have increased proportion of small service jobs which consists of more labor than sales of products, which have higher margins.

Operating Costs and Expenses

The major components of our operating expenses for the years ended December 31, 2018 and 2017 are outlined in the table below:

	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017	Increase (Decrease) $
Selling	$174,180	$199,448	$(25,268)
Professional fees	8,843	10,461	(1,618)
General and administrative	295,734	244,365	51,369
Total operating expenses	$478,757	$454,274	$24,483

Professional fees decreased slightly from $10,461 during the year ended December 31, 2017 to $8,843 during the December 31 2018, a decrease of $1,618. The decrease of professional fees mainly resulted from decreased in accounting services rendered by outside accountants.

General and administrative expenses of $295,734 incurred during the year ended December 31, 2018 primarily consisted of rent and storage of $58,930, payroll tax of $46,593, and insurance of $57,984. General and administrative expenses of $244,365 incurred during the year ended December 31, 2017 primarily consisted of rent and storage of $64,420, payroll tax of $39,756, insurance of $42,246, employee recognition of $16,781 and depreciation of $14,668. The increase was mainly due to increased of payroll tax and insurance expenses.

Net Income and Loss

During the year ended December 31, 2018 we incurred net income of $337,206 and for the year ended December 31, 2017 we incurred net loss of $16,161. The loss incurred in 2017 was due to lack of revenue for the year. We had less service projects in 2017, decreasing the amount of revenue from 2017 as well as gross profits and caused a small net loss for the year.

F-13

Liquidity and Capital Resources

Working Capital

	December 31, 2018	December 31, 2017
Current Assets	$454,702	$341,277
Current Liabilities	(106,907)	(136,430)
Working Capital	$347,795	$204,847

Cash Flows

The table below, for the periods indicated, provides selected cash flow information:

	For the Year Ended December 31, 2018	For the Year Ended December 31, 20187
Net cash provided by operating activities	$60,980	$270,951
Net cash used in investing activities	–	(2,823)
Net cash used in financing activities	(199,635)	(170,169)
Net change in cash	$(138,655)	$97,959

Cash Flows from Operating Activities

Our net cash inflows from operating activities of $60,980 for the year ended December 31, 2018 was primarily the result of our net income of $337,206, and changes in our operating assets and liabilities. Our net cash inflows from operating activities of $270,950 for the year ended December 31, 2017, was primarily the result of receipt from accounts receivable.

We expect that cash flows from operating activities may fluctuate in future periods as a result of a number of factors, including fluctuations in our net revenues and operating results, utilization of new revenue streams, collection of accounts receivable, and timing of billings and payments.

Cash Flows from Investing Activities

The Company did not incur any cash flow from investing activities for the year ended December 31, 2018. The Company had cash outflows from investing activities of $2,823 due to purchases of property and equipment for the year ended December 31, 2017.

Cash Flows from Financing Activities

Our net cash outflows from financing activities of $199,635 for the year ended December 31, 2018 and $170,169 for the year ended December 31, 2017 are due to distribution to the shareholder of the Company.

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